Exhibit 4.2

NUMBER C-	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [ ● ]

HEARTLAND MEDIA ACQUISITION CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CLASS A COMMON STOCK
THIS CERTIFIES THAT _______________________is the owner of _______________
FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.0001,
OF
HEARTLAND MEDIA ACQUISITION CORP.
(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to redeem all of its shares of Class A common stock if it has not completed a business combination by _________, 2023 (or during any extended time that the Corporation has to complete a business combination beyond 18 months as a result of either (a) the election of the Corporation to extend such period of time up to an additional three months, subject to certain conditions, including the deposit of $1,750,000 (or $0.10 per unit) into the trust account established in connection with the Corporation’s initial public offering or (b) a stockholder vote to amend the Corporation’s amended and restated certificate of incorporation), all as more fully described in the Corporation’s final prospectus dated _______, 2022.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ________________________

[Corporate Seal]
Delaware

Secretary	Chief Executive Officer
Transfer Agent

Heartland Media Acquisition Corp.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Corporation’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
TEN ENT	-	as tenants by the entireties			(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:_________________________
Shareholder

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By ____________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

In each case, as more fully described in the Corporation’s final prospectus dated , 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Corporation redeems the shares of Class A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by the date set forth in the Corporation’s amended and restated certificate of incorporation (or such later date as the Corporation’s amended and restated certificate of incorporation may be amended to provide for), (ii) the Corporation offers to redeem the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Corporation’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Corporation’s obligation to allow redemption in connection with the Corporation’s initial business combination or to redeem 100% of such Class A common stock if it does not consummate an initial business combination by the date set forth in the Corporation’s amended and restated certificate of incorporation or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and the holder(s) of this certificate elect(s) to have the shares of Class A common stock held by him, her or it redeemed pursuant to that offer, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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